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                         HARDING, LOEVNER FUNDS, INC.
                               POWER OF ATTORNEY


     The undersigned directors of Harding, Loevner Funds, Inc. (the "Fund"), hereby constitute and appoint Susan C. Mosher, Secretary of the Fund, and Timothy F. Osborne, Treasurer of the Fund, and each of them severally, acting alone without the other, his or her true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, the Registration Statement of the Fund on Form N-1A and any and all amendments (including without limitation post-effective amendments) to such Registration Statement necessary or advisable to enable such Registration Statement to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in such Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.


Signature                          Title                   Date
---------                          -----                   ----


/s/ David R. Loevner               Director and            September 9, 1999
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David R. Loevner                   President

/s/ Jane A. Freeman                Director                November 1, 1999
----------------------
Jane A. Freeman

/s/ Samuel R. Karetsky             Director                September 9, 1999
----------------------
Samuel R. Karetsky

/s/ Carl W. Schafer                Director                September 9, 1999
----------------------
Carl W. Schafer

/s/ R.K. Doherty                   Director                September 9, 1999
----------------------
R. Kelly Doherty